Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Prudential Financial Note-Backed Series 2003-20

*CUSIP:	21988K701	Class	A-1
	21988KAG2	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 3, 2012.

INTEREST ACCOUNT

Balance as of January 17, 2012		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of February 3, 2012 Call Price received February 3, 2012 upon exercise of Call Warrants by certain of the holders thereof		$69,439.88

LESS:
Distribution to Class A-1 Holders	-$	69,439.88
Distribution to Class A-2 Holders	-$	0.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of February 3, 2012		$0.00

PRINCIPAL ACCOUNT

Balance as of January 17, 2012		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of February 3, 2012 Call Price received February 3, 2012 upon exercise of Call Warrants by certain of the holders thereof		$23,333,705.96

LESS:
Distribution of principal to Class A-1 Holders on February 3, 2012	-$	23,146,625.00
Distribution of principal to Class A-1 Holders on February 3, 2012	-$	187,080.96
Distribution of $24,153,000 principal amount of underlying securities to certain Call Warrants Holders on February 3, 2012	-$	0.00
Balance as of February 3, 2012		$0.00

UNDERLYING SECURITIES HELD AS OF February 3, 2012

Principal Amount	Title of Security
$28,500,000	Prudential Financial, Inc. 5.75% Medium-Term Notes, Series B due July 15, 2033
*CUSIP: 74432QAC9

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.